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                                                                    Exhibit 99.7

                        CONSENT OF NOMINEE FOR DIRECTOR


Shire Pharmaceuticals Group plc
East Anton Andover
Hampshire SP10  5RG
United Kingdom

ATTN:  Dr. James Cavanaugh
       Chairman of the Board of Directors

       I hereby consent to be named in a Registration Statement on Form F-4 (including the Prospectus-Proxy Statement) as a nominee for director of Shire Pharmaceuticals Group plc (the "Company") and to all references to me in the Prospectus-Proxy Statement. This consent is being given with respect to the Company's Registration Statement on Form F-4 to be filed thereto regarding the registration of ordinary shares of the Company to be issued in connection with the merger with Roberts Pharmaceutical Corporation.


      Signed this 16 day of November, 1999.

                                           /s/ Robert A. Vukovich
                                           ---------------------------
                                           Robert A. Vukovich